UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 22, 2007

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

ITEM 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)

On February 22, 2007, IA Global, Inc.’s (the “Company”) Compensation Committee granted to Mr. Margerison, a Director, stock options to purchase 200,000 shares of common stock. The options were granted at the fair market price of $0.15 per share based on the adjusted closing price on February 21, 2007, the last trading day before the Compensation Committee meeting. In accordance with the 2000 Stock Option Plan, the stock options vest quarterly over three years and expire on February 21, 2017.

On February 23, 2007, the Compensation Committee granted to Mr. Christinson, Mr. Ishii and Mr. La Cara, Directors, stock options to purchase 100,000 shares of common stock. In addition, the Compensation Committee granted to Mr. Scott, the Company’s President and CFO, stock options to purchase 250,000 shares of common stock. These options were granted at the fair market price of $0.15 per share based on the adjusted closing price on February 22, 2007, the last trading day before the Compensation Committee meeting. In accordance with the 2000 Stock Option Plan, the stock options vest quarterly over three years and expire on February 22, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: February 27, 2007

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer